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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements on Forms S-8 (Nos. 33-09896, 33-30885, 33-50314, 33-55410, 33-51031, 33-51455 and 33-65792),
on Forms S-3 (Nos. 33-00631, 33-13211 and 33-14071) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01) of our report dated February 3, 1994 except for Note 1 (Subsequent Events), which is as of February 7, 1994 appearing on page 39 of the 1993 Annual Report to Shareowners of AlliedSignal Inc., which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedules, which appears on page 20 of this Annual Report on Form 10-K.

/s/ PRICE WATERHOUSE

Morristown, New Jersey
March 15, 1994